UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  August 3, 2011

PEGASI ENERGY RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-134568	20-4711443
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

218 N. Broadway, Suite 204, Tyler, Texas 75702
(Address of principal executive offices)

Registrant’s telephone number, including area code: (903) 595-4139

Copy of correspondence to:

Marc J. Ross, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Tel:  (212) 930-9700   Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective August 3, 2011, the board of directors of Pegasi Energy Resources Corporation (the “Company”) appointed Oliver Waldron as a director of the Company.  There is no understanding or arrangement between Mr. Waldron and any other person pursuant to which Mr. Waldron was selected as a director.  Mr. Waldron does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.

After achieving his Doctor of Philosophy degree in Nuclear Physic from University of Oxford, Mr. Waldron began his career at Anglo American Corporation of South Africa in 1968 where he undertook a wide range of project studies as team leader on natural resource development opportunities, developed new business in North and South America and managed both mining and oil and gas development projects in Canada, US and Mexico.

In 1972, Mr. Waldron joined Tara Exploration and Development Co Ltd as Managing Director. In 1976, he worked as Management Consultant and Private Investor in natural resource projects.  In 1978, he worked as Chairman and Founder of Dragon Oil PLC where he brought the company listed on the London Stock Exchange in 1992.  In 1998, he joined Celtic Resources PLC as co-founder.  In 2000, he formed Hibernian Oil Company Limited.  From 2001 to 2008, he worked as Management Consultant in oil and gas projects in the Caspian Region assisting with technical, commercial, financial evaluations of new projects.  In 2009, Mr. Waldron joined Caspian Oil Resources Limited in Gibraltar as Chairman.

Item 7.01        Regulation FD Disclosure.

On August 19, 2011, the Company issued a press release announcing the appointment of Oliver Waldron.  A copy of the press release is furnished herewith as Exhibit 99.01.

Item 9.01       Financial Statements and Exhibits.

(d)           Exhibits.

99.01	Pegasi Energy Resources Corporation press release, dated August 19, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEGASI ENERGY RESOURCES CORPORATION

Dated: August 19, 2011	By:	/s/ RICHARD LINDERMANIS
Richard Lindermanis
Chief Financial Officer

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